SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             July 27, 2006
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
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(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

#134, 9663 Santa Monica Blvd,
Beverly Hills, California                   90210
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(Address of principal executive offices)  (Zip Code)

                            310-435-0435
                            ------------
          Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   APPOINTMENT OF DIRECTORS

On July 10, 2006, Cimbix Corp. (the "Company") entered into an exclusive World Wide licensing agreement with Wataire Industries Inc. ("Wataire") to market and distribute their commercial water generator machines. As part of the terms of the agreement, Wataire has the right to nominate up to five individuals to serve as members of the Board of Directors of the Company.

Subsequent to the closing of the exclusive world wide licensing agreement, the board of directors passed a Board resolution increasing the Company's number of Board members from two (2) to seven (7) and then elected Max Weissengruber, Mark Miziolek and Ronald Moodie as additional members to the Board of Directors of the Company.

Since May 2006, Max Weissengruber is currently the President of Wataire Industries Inc. Since April 2000, he was the founding President and Chief Executive Officer of Ozolutions Inc., a publicly traded company that distributes chemical free water treatment systems. In December 2004, Ozolutions Inc. changed its name to International Development Corp. and subsequently in May 2006, the name was further changed to Global Wataire Inc. From November 1993 to March 2000, Mr. Weissengruber was the Managing Partner of Acris Partners, a company that specializes in small business consulting. In conjunction with his role at Acris Partners, he was also a Professor of Entrepreneurship with the Canadian School of Management, an
executive MBA program based in Toronto.   From November 1987 to October
1993, he was the Marketing Director with Wilson Learning Canada, a world wide management and sales training organization where he helped develop major sales and service training curriculum for General Motors as well as a specialized leadership management training program for IBM in Hong Kong. Mr. Weissengruber also spent four years with KPMG Consultants dealing with small to medium sized firms across Canada where he assisted clients to expand their businesses in a more disciplined fashion while still retaining their entrepreneurial character and uniqueness. Mr. Weissengruber holds a Bachelor of Arts degree from Michigan State University graduating in Social Sciences and has also taught in the Business Programs at the University of Toronto in Canada. His international water treatment experience on top of his lengthy back-ground as a management consultant with KPMG (specializing in small - medium sized business development) will be of great assistance to Cimbix's future growth strategies.

Since June 2006, Mr. Miziolek is currently a director of Wataire
Industries Inc. He was previously a member of the board of directors of Wataire Industries Inc. from June 2005 to March 2006. Mr. Miziolek has over 20 years of general business and financial management experience.
He holds a Bachelor of Commerce degree from the University of Toronto and
is a Certified General Accountant since 1989.   Since 1998, Mr. Miziolek
has provided professional services as a consultant to small and medium sized businesses as well as for companies seeking mergers or acquisitions, assistance with going public and business divestitures. He has assisted privately held and public companies to develop and implement business plans, analyze acquisitions and divestitures as well performed the duties of Chief Financial Officer. From September 1998 to July 2005, he served in the capacity of Chief Financial Officer for Green Mountain Capital Inc (formerly ARS Networks Inc.) and also served on the Board of Directors of Green Mountain Capital from September 2001 until May 2003. From 1994 to 1997,
Mr. Miziolek was CFO and then President of Thornmark Corporation, a real estate and investment holding company. Mr. Miziolek will bring a broad financial experience to the Company's board of directors.

Ron Moodie is currently a Director & Corporate Secretary of Wataire Industries Inc. He has over 40 years of management and corporate governance experience. Mr. Moodie has been self-employed since late 1989 providing management and investment services to commercial real estate developers, as well as to heavy equipment suppliers in the railways and construction industries. During 1989 and prior, Mr. Moodie was in the process and distribution of precious and non-precious metals. Over the last 8 years, he has served as an officer & director of public companies. From February 2003 through August 2005, Mr. Moodie was the Controller and the Corporate Secretary, as well as a Director of Green Mountain Capital Inc., formerly ARS Networks, an OTC.BB company. From 1988 until February 2003, he served as an advisory member of Green Mountain Capital as well as being an Officer and Director of GMCI Subsidiaries, affiliates of Green Mountain Capital.






                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   July 31, 2006
                                        By:  /s/ ROBERT ROSNER
                                            -----------------------
                                             ROBERT ROSNER
                                             President, Director